EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 23rd day of December, 2002, to be effective as of the 23rd day of December, 2002, by and between INSIGNIA SYSTEMS, INC., a corporation organized and existing under the laws of the State of Minnesota with its principal office located at 5025 Cheshire Lane North, Plymouth, Minnesota 55446, referred to as "Employer", and PAUL A. RICHARDS, whose address is c/o 50 Merritt Street, Port Chester, New York 10573, referred to as "Employee".


                                    Recitals
                                    --------

         A. Employer is engaged in the business of developing and marketing in-store promotional products and services to retailers and consumer goods manufacturers.

         B. Employee is qualified to be engaged in the business of Employer as a Vice President, Coupon Systems, POPS Division of Insignia Systems, Inc.

         C. Employer wishes to employ Employee and Employee wishes to be employed by Employer on the terms and conditions set forth in this Agreement.

         In consideration of the mutual promises and such other enumerated consideration as is set forth in this Agreement, the parties hereto agree as follows:


                                   Section One
                                   Employment
                                   ----------

         Employer employs Employee, and Employee accepts employment with Employer, on the terms and conditions set forth in this Agreement.


                                   Section Two
                               Term of Employment
                               ------------------

         This Agreement is effective on December 23, 2002 and shall remain in effect for a five (5) year term or until terminated by either party pursuant to the termination provisions of this Agreement or unless otherwise agreed upon in writing between the parties.

                                  Section Three
                                     Duties
                                     ------

         Employee's title shall be Vice President, Coupon Systems, POPS Division of Insignia Systems, Inc. Employee shall report to Tom Wilkolak, Executive Vice President (or his successor), and Mr. Wilkolak's immediate superior. Employer has the power to determine Employee's specific duties, and the manner in which Employee carries out his duties, provided they are consistent with his title and position. Employee shall be specifically responsible for development of the ValuStix (R) brand within the service offering of Insignia POPS and, furthermore, shall be responsible for the management of creative and operational services required in the delivery of the ValuStix (R) products and services to its end users. Employee agrees to devote substantially his full business time and attention to perform Employee's duties hereunder, provided, however, that Employee is entitled to engage in graphics and design on a part-time basis as long as such conduct does not interfere with the performance of his duties hereunder. Employee shall be located in Port Chester, New York or its vicinity.


                                  Section Four
                                  Compensation
                                  ------------

         A. During the term of this Agreement and for services performed on Employer's behalf, Employer shall pay Employee the sum of One Hundred Fifty Thousand and 00/Dollars ($150,000) computed on an annual basis and payable in twenty-four (24) equal payments on each of the 15th and last days of each month.

         B. For services performed on Employer's behalf, Employer may also pay Employee an annual bonus in an amount of up to Twenty-five Thousand and 00/100 Dollars ($25,000). The bonus will be based upon Employee's achievement of pre-determined goals which are mutually agreed upon by Employer and Employee before January 1 of each year during the term of this Agreement. Any bonus payable to Employee is due on or before 60 days after the end of each year.


                                  Section Five
                                    Benefits
                                    --------

         During the term of this Agreement, Employee shall be entitled to receive four weeks of paid vacation per year. Employee shall also be entitled to receive such life, disability, medical, dental and other insurance benefits, and shall be entitled to participate in such pension or other retirement plans, and to receive such other fringe benefits and perquisites, as are being provided by Employer to other employees in comparable executive positions to that of Employee but only to the extent that Employee's age, position, medical condition, or other factors qualify Employee for coverage at standard rates as other comparably positioned employees of Employer.


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


                                   Section Six
                              Expense Reimbursement
                              ---------------------

         Employee shall be entitled to reimbursement for those expenses incurred by Employee which benefit Employer, including those relating to travel, entertainment, customer maintenance, and vehicle usage reimbursement.


                                  Section Seven
                                  Trade Secrets
                                  -------------

         Employee acknowledges that Employer has, and is expected to develop certain concepts, information, designs, ideas and materials (regardless of form) which are used in its business, have great value, and which give Employer an opportunity to obtain an advantage over competitors who do not know, understand or use these concepts, information, designs, ideas and materials (collectively "Trade Secret Information").

         Employee agrees that except as may be required by the scope of Employee's employment with Employer, or expressly agreed upon by Employer in writing, that Employee will not, during or after Employee's employment with Employer, use or disclose any Trade Secret Information or permit any person to examine or copy any Trade Secret Information. This obligation not to use, disclose, or copy shall survive the termination of this Agreement.

         In the event that Employee breaches this Section, Employer shall be entitled to, among other remedies, injunctive relief prohibiting Employee from disclosing such Trade Secret Information.


                                  Section Eight
                Disclosure and Ownership of Intellectual Property
                -------------------------------------------------

         Employee agrees to promptly disclose to Employer all discoveries, improvements, formulas, techniques, know-how, writings, drawings, software, mask works, and other inventions and works of authorship (whether patentable or copyrightable) made, conceived, discovered, written, or created by Employee during the period of his employment with Employer, which relate or result from the actual or anticipated business of Employer or from the use of Employer's premises or property (collectively, the "Intellectual Property"). Employee also acknowledges that the items of Intellectual Property are works made for hire which are the sole property of the Employer. To the extent any Intellectual Property does not constitute a work made for hire, Employee assigns to Employer all right and interest in the Intellectual Property. Employee also agrees to assist Employer in every way at Employer's expense to protect the Intellectual Property, and to execute all documents which Employer reasonably determines to be necessary or convenient for the protection of the Intellectual Property, including any documents required by the U. S. Patent and Trademark Office, or the U. S. Copyright Office.


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


         NOTICE: Minnesota law exempts from this Agreement "AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, AND (1) WHICH DOES NOT RELATE (a) DIRECTLY TO THE BUSINESS OF THE EMPLOYER OR
(b) TO THE EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER."


                                  Section Nine
                                 Non-Competition
                                 ---------------

         Employee agrees that during the course of Employee's employment with Employer Employee will not engage, directly or indirectly, personally or as an employee, associate, partner, manager, agent or otherwise, or by means of any corporate identity or other legal device, in competition in the same or similar businesses as that of Employer or in any way compete with Employer, nor make any contact whatsoever with any of Employer's clients (other than on behalf of Employer), nor will Employee, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation (other than on behalf of Employer) relating to the business of Employer including, but not limited to, names of clients, manner of operation, plans, processes, or other data of any kind or nature whatsoever, anywhere within the continental United States. Employee further agrees that for a period of five (5) years after termination of Employee's employment by Employer (whether such termination of employment is voluntary or involuntary), that Employee will not keep in Employee's possession a list of clients of Employer, nor directly or indirectly, either verbally or in writing, contact the clients of Employer for purposes of soliciting the business of clients of Employer in connection with a product or program substantially identical to the ValuStix (R) product or other products or programs offered by Employer at the time of Employee's termination.

         Employee specifically acknowledges receipt of good and valuable consideration sufficient to support this section and the preceding section of this Agreement.

         Employee also specifically acknowledges and agrees that any violation or breach of this part of this Agreement, or any part thereof, shall be a proper subject for injunctive relief or any other remedy available in equity or at law.


                                   Section Ten
                                 Property Rights
                                 ---------------

         On termination of this Agreement, regardless of how or when termination is effected, Employee shall immediately return to Employer all of Employer's property, including, but not limited to, all computer programs, software, or documentation designed, written, or otherwise developed by anyone other than Employee during the scope of Employer's employment of Employee under and pursuant to this Agreement.


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


         All right, title and interest of every kind and nature, whether known or unknown, in and to any intellectual property, including but not limited to, any inventions, patents, trademarks, service marks, copyrights, computer programs, software, or other documentation invented, created, written, developed, furnished, produced, or disclosed by anyone other than Employee, in the course of rendering services to Employer under and pursuant to this Agreement shall, as between Employer and Employee, be and retain the sole and exclusive property of Employer for any and all purposes and uses, and Employee shall have no right, title or interest of any kind or nature in and to such property, or in or to any results and/or proceeds from such property.


                                 Section Eleven
                                   No Conflict
                                   -----------

         Employee represents and warrants to Employer that neither Employee's execution and delivery of this Agreement nor the performance of or compliance with the terms and conditions hereof will conflict with, or result in a breach by Employee of, or constitute a default under, any of the terms, conditions or provisions of any contract, agreement or other instrument to which Employee is a party, or any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which Employee is subject, and will not require the consent, approval or authorization of or notice to any governmental instrumentality or to any third party.


                                 Section Twelve
                            Termination of Employment
                            -------------------------

         This Agreement and the employment relationship between Employer and Employee shall terminate as hereinafter provided.

                  A. Termination Without Cause. If Employee's employment is terminated by Employer without cause, Employer shall provide Employee with no less than sixty (60) days written notice of such termination.

                  B. Termination for Cause. If Employer terminates Employee's employment at any time "for cause", such termination shall be effective immediately upon written notice provided by Employer to Employee. Termination shall be "for cause" where it is for any of the following reasons:

                           1. Employee commits willful misconduct, fraud or theft against Employer;

                           2. Employee refuses or fails in a material respect to act in accordance with any material and lawful direction or order of his superior that is reasonable both in its scope and content and in its relationship to the duties and responsibilities of Employee, which failure or refusal is not cured within ten business days after written


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


                           notice by Employer to Employee, or which reoccurs after having been cured;

                           3. Employee is convicted of a felony and the Board determines, in its sole discretion, that such conviction inhibits Employee's ability to perform services hereunder;

                           4. Employee takes any action in bad faith that has a material, detrimental effect on the Employer's reputation or business; or

                           5. Employee breaches any material term of this Agreement (not covered by clauses 1-4 above) which is not cured within ten business days after written notice by Employer to Employee, or which reoccurs after having been cured.

                  C. Voluntary Termination by Employee. If Employee's employment is terminated voluntarily by Employee, Employee shall provide Employer with sixty (60) days prior written notice of such termination; provided, however, Employer may elect, in its sole discretion, to terminate Employee's employment immediately upon receipt of Employee's notice of termination.

                  D. Termination if Purchase Transaction Rescinded. If the purchase and sale transaction between Paul A. Richards, Inc. and Employer is rescinded, then Employee's employment shall terminate immediately without any notice required by Employer to Employee.

                  E. Termination as a Result of Death or Disability. If Employee dies or becomes disabled (as hereafter defined), Employee's employment by Employer shall automatically terminate, such termination to be effective upon the death or disability of Employee. For purposes of this Agreement, Employee shall be deemed to be "disabled" if Employee is diagnosed, in the reasonable opinion of a qualified physician selected jointly by Employer and Employee or his legal representative to have a mental or physical impairment which renders Employee unable to perform the essential functions of Employee's position with or without reasonable accommodation, and which inability to perform, in the reasonable opinion of such physician, will continue for a period of not less than 90 consecutive days.

                  F. Severance. If Employee's employment is terminated by Employer for any of the reasons set forth in paragraphs B, C, D or E of this Section, Employee is not entitled to any severance pay. If, on the other hand, Employee's employment is terminated pursuant to the provisions of paragraph A of this Section, Employee shall be entitled to severance pay in an amount equal to the Employee's base salary amount (less appropriate


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


                  employment tax withholdings) for a period equal to the greater of one (1) year or the remaining portion of Employee's initial five (5) year employment term.

                  G. Continuation of Benefits. If Employee's employment is terminated for any of the reasons set forth in paragraphs B, C, D, or E of this Section, Employee is not entitled to the continuation of any Employer-provided benefits (for which Employer is responsible for payment). If, on the other hand, Employee's employment is terminated pursuant to the provisions of paragraph A. of this Section, Employee shall be entitled to the continuation of any Employer-provided benefits, for which the Employee is eligible even though no longer employed by Employer, for a period equal to the greater of one (1) year or the remaining portion of Employee's initial five (5) year employment term.


                                Section Thirteen
                                     Notice
                                     ------

         Any notice required pursuant to this Agreement shall be in writing, and sent by registered or certified mail to Employer's principal office and Employee's last known address.


                                Section Fourteen
                                  Governing Law
                                  -------------

         This Agreement shall be governed by the laws of the State of Minnesota.


                                Section Fifteen
                              Modification/Waivers
                              --------------------

         This Agreement represents the entire agreement between Employer and Employee. No modification of this Agreement is valid unless it is in writing and signed by the parties. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.


                                 Section Sixteen
                                  Assignability
                                  -------------

         Except as provided in the Royalty Agreement between Employer and Paul
A. Richards, Inc., this Agreement is not assignable.


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


                                Section Seventeen
                                  Severability
                                  ------------

         If any provision of this Agreement is determined invalid, that invalidity shall not impair the remaining provisions of this Agreement.


                                Section Eighteen
                                 Attorney's Fees
                                 ---------------

         In the event that any action is filed in relation to this Agreement, the unsuccessful party shall pay to the successful party, in addition to all sums that either party may be called upon to pay, a reasonable sum for the successful party's attorneys' fees.


                                Section Nineteen
                                 Confidentiality
                                 ---------------

         Employee agrees to keep the terms of this Agreement confidential.


                                 Section Twenty
                                  Counterparts
                                  ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same agreement.




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


         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                          INSIGNIA SYSTEMS, INC.
                                                          ("Employer")

                                               By:        /s/ Scott F. Drill
                                                     ---------------------------
                                                          Scott F. Drill, CEO

                                                          PAUL A. RICHARDS
                                                          ("Employee")

                                                          /s/ Paul A. Richards
                                                     ---------------------------



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